EXHIBIT 99.1

Press contact:	Financial contact:
Matt Buckley	Jeremiah Sisitsky
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6065
mbuckley@rsasecurity.com	jsisitsky@rsasecurity.com

For Immediate Release

RSA Security Announces First Quarter Results

Company To Host Conference Call This Afternoon at 4:30 p.m. ET

BEDFORD, Mass., April 27, 2005 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 increased 5% to $75.6 million from $72.0 million for the first quarter of 2004. Net income for the first quarter of 2005 increased 12% to $7.2 million, or $0.10 per diluted share, from $6.5 million, or $0.10 per diluted share, for the comparable period a year ago.

“While we experienced slower than anticipated uptake rates during the first quarter, we remain confident in our ability to build upon our leadership position in identity management,” said Art Coviello, president and chief executive officer of RSA Security.

First-Quarter Financial Overview

•	Revenue: Revenue for the first quarter of 2005 increased 5% to $75.6 million from $72.0 million for the first quarter of 2004. The Company experienced a slower than expected growth rate in software sales in both Europe and the Americas. RSA Security’s book-to-bill ratio for the quarter was approximately 1.0 to 1, and the Company closed the quarter with $59.2 million in combined backlog and deferred revenue. This represents a 19% increase from RSA Security’s $49.9 million in backlog and deferred revenue at March 31, 2004.

•	Net Income: Net income for the first quarter of 2005 increased 12% to $7.2 million, or $0.10 per diluted share, from $6.5 million, or $0.10 per diluted share, from the first quarter of 2004.

•	Cash Position: Cash, cash equivalents, and marketable securities decreased to $282.3 million at March 31, 2005 from $289.7 million at December 31, 2004. During the quarter, in accordance with the Company’s approved stock buyback plan, RSA Security repurchased 750,000 shares of its common stock for $12.4 million.

Operational Overview

•	Customers and Partners: RSA Security shipped product to more than 5,400 customers in the first quarter, including 622 new customers. While the technology, financial services, professional services and manufacturing sectors generated the most revenue for the Company, revenue from the technology vertical market was lower than anticipated. RSA Security sold approximately 77% of its RSA SecurID® products through its indirect channel during the first quarter of 2005, consistent with the first quarter of 2004 .

Business Outlook

RSA Security’s financial guidance for the second quarter of 2005 is only current as of today, Wednesday, April 27th, 2005, and the Company undertakes no obligation to update its estimates:

•	Total quarterly revenue in the range of $76 million to $80 million.

•	Diluted earnings per share in the range of $0.10 to $0.13.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (ET) to discuss the Company’s financial results, highlights of the quarter and business strategy. A live webcast of this conference call will be available on the “Investor” page of the Company’s website, and a webcast archive will be available for approximately three months. To access this call by telephone, dial (800) 811-0667 or (913) 981-4901. A replay will be available through midnight on Tuesday, May 3, 2005 at 888-203-1112 or 719-457-0820. Both live and replay numbers have a pass code of 2614831.

About RSA Security Inc.

RSA Security Inc. helps organizations confidently protect identities and information access. The company secures more than 15 million user identities, safeguards trillions of business transactions annually, and manages the confidentiality of data in tens of thousands of applications worldwide. RSA Security’s portfolio of award-winning solutions — including identity & access management, secure mobile & remote access, secure enterprise access, secure transactions and consumer identity protection — sets the standard in the industry. Our strong reputation is built on a 20-year history of ingenuity, leadership and proven technologies, and our more than 17,000 customers around the globe. Together with more than 1,000 technology and integration partners, RSA Security inspires confidence in everyone to experience the power and promise of the Internet. For more information, please visit www.rsasecurity.com.

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RSA and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the second quarter of 2005. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 14, 2005.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
Revenue
Products	$54,634	$55,198
Maintenance and professional services	20,984	16,770

Total revenue	75,618	71,968

Cost of revenue
Products	8,715	8,221
Maintenance and professional services	6,092	5,605

Total cost of revenue	14,807	13,826

Gross profit	60,811	58,142

Costs and expenses
Research and development	15,954	14,709
Marketing and selling	29,142	26,327
General and administrative	8,347	7,573

Total	53,443	48,609

Income from operations	7,368	9,533

Interest expense and other	1,891	(1,345)
Income (loss) from investing activities	—	(119)

Income before provision for income taxes	9,259	8,069

Provision for income taxes	2,037	1,614

Net income	$7,222	$6,455

Basic earnings per share
Per share amount	$0.10	$0.11

Weighted average shares	71,462	61,177

Diluted earnings per share
Per share amount	$0.10	$0.10

Weighted average shares	71,462	61,177
Effect of dilutive equity instruments	3,678	4,369

Adjusted weighted average shares	75,140	65,546

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2005	2004
ASSETS

Current assets
Cash and cash equivalents	$54,163	$68,210
Marketable securities	228,126	221,509
Accounts receivable (less allowance for doubtful accounts of $1,729 in 2005 and $1,672 in 2004)	45,992	53,494
Inventory	3,563	3,465
Prepaid expenses and other assets	7,886	8,702
Refundable income taxes	3,146	3,146
Deferred taxes	2,623	2,459

Total current assets	345,499	360,985

Property and equipment, net	69,690	70,700

Other assets
Goodwill, net	172,736	172,736
Deferred taxes	8,222	8,222
Other	14,371	12,184

Total other assets	195,329	193,142

Total assets	$610,518	$624,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Convertible debentures	—	—
Accounts payable	$9,518	$10,995
Accrued payroll and related benefits	10,423	18,964
Accrued expenses and other liabilities	20,968	18,952
Current portion of accrued restructurings	5,674	6,031
Income taxes accrued and payable	21,684	22,479
Deferred revenue	48,784	51,135

Total current liabilities	117,051	128,556

Deferred taxes, long-term	—	—
Deferred compensation liability	6,360	6,057
Accrued restructurings, long-term	12,734	13,682

Total liabilities	136,145	148,295

Stockholders’ equity	474,373	476,532

Total liabilities and shareholders’ equity	$610,518	$624,827

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities
Net income	$7,222	$6,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,895	2,964
Tax benefit from exercise of stock options	819	2,035
Amortization of convertible debentures deferred financing costs	—	401
Non cash warrant accretion	—	354
Decrease in Crosby Finance, LLC fair value	—	119
Increase (decrease) in cash from changes in:
Accounts receivable	7,333	(4,400)
Inventory	(98)	542
Prepaid expenses and other assets	727	2,488
Accounts payable	(1,440)	729
Accrued payroll and related benefits	(8,384)	(5,853)
Accrued expenses and other liabilities	253	(1,368)
Accrued restructurings	(1,305)	(2,583)
Refundable income taxes and income taxes accrued and payable	(781)	1,099
Deferred revenue	(2,397)	3,965

Net cash provided by operating activities	4,844	6,947

Cash flows from investing activities
Purchase of marketable securities	(64,325)	(32,870)
Sale/maturities of marketable securities	57,234	—
Purchases of property and equipment	(2,209)	(1,451)
Other	(636)	(398)

Net cash used for investing activities	(9,936)	(34,719)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	3,620	7,204
Share repurchase	(12,441)	—

Net cash (used for) provided by financing activities	(8,821)	7,204

Effect of exchange rate changes on cash and cash equivalents	(134)	(640)

Net decrease in cash and cash equivalents	(14,047)	(21,208)
Cash and cash equivalents, beginning of period	68,210	207,323

Cash and cash equivalents, end of period	$54,163	$186,115

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,	June 30,	Sept 30,	Dec 31,	March 31,
	2004	2004	2004	2004	2005
Revenue
Enterprise solutions	$66,601	$68,742	$70,542	$73,340	$70,185
Developer solutions	5,367	6,835	6,189	9,891	5,433

Total	$71,968	$75,577	$76,731	$83,231	$75,618

Enterprise solutions	93%	91%	92%	88%	93%
Developer solutions	7%	9%	8%	12%	7%

Total	100%	100%	100%	100%	100%

Products	$55,198	$56,455	$57,776	$63,068	$54,634
Maintenance and professional services	16,770	19,122	18,955	20,163	20,984

Total	$71,968	$75,577	$76,731	$83,231	$75,618

Products	77%	75%	75%	76%	72%
Maintenance and professional services	23%	25%	25%	24%	28%

Total	100%	100%	100%	100%	100%

Domestic	$40,467	$42,559	$42,942	$46,731	$41,117
International	31,501	33,018	33,789	36,500	34,501

Total	$71,968	$75,577	$76,731	$83,231	$75,618

Domestic	56%	56%	56%	56%	54%
International	44%	44%	44%	44%	46%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$58,142	$62,114	$62,905	$69,113	$60,811
Gross margin	80.8%	82.2%	82.0%	83.0%	80.4%

Total operating expenses	$48,609	$50,569	$51,268	$55,109	$53,443

Income from operations	$9,533	$11,545	$11,637	$14,004	$7,368
Operating margin (1)	13.2%	15.3%	15.2%	16.8%	9.7%

Interest expense and other	$(1,345)	$(1,623)	$(935)	$625	$1,891
Income (loss) from investing activities	$(119)	$49	$354	$(74)	—
Provision for income taxes	$1,614	$1,995	$2,315	$2,745	$2,037

Net income	$6,455	$7,976	$8,741	$11,810	$7,222

Diluted earnings per share	$0.10	$0.12	$0.13	$0.16	$0.10
Other Financial Data
Gross margin – products	85.2%	86.1%	86.2%	87.5%	84.0%
Gross margin – maintenance and professional services	66.6%	70.6%	69.2%	69.1%	71.0%
Authentication credentials (4)	927,000	905,000	1,033,000	1,021,000	1,039,000
Cash and cash equivalents and marketable securities	$219,009	$244,631	$255,996	$289,719	$282,289
Deferred revenue balance	$38,590	$40,056	$42,526	$51,135	$48,784
Book to bill ratio (2)	1.0	1.1	1.0	1.1	1.0
Day sales outstanding (DSO)	49	42	50	59	55
Current ratio	1.4	1.6	1.7	2.8	3.0
Debt to equity ratio	0.3	0.2	0.2	NA	NA
Cash flow from operations	$6,947	$19,854	$11,872	$15,640	$4,844
Cash flow from operations per diluted share (3)	$0.11	$0.30	$0.19	$0.21	$0.06

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

(4)	Includes RSA SecurID tokens (both enterprise and consumer) as well as software tokens, smart cards and USB.

Condensed Consolidated Statements of Operations
(Unaudited)

The following table sets forth certain consolidated financial data as a percentage of our total revenue:

			Percentage
	Three Months Ended		Increase
	March 31,		(Decrease)
	2005	2004	in Dollars
Revenue
Products	72.2%	76.7%	(1.0)%
Maintenance and professional services	27.8	23.3	25.1

Total revenue	100.0	100.0	5.1

Cost of revenue
Products	11.5	11.4	6.0
Maintenance and professional services	8.1	7.8	8.7

Total cost of revenue	19.6	19.2	7.1

Gross margin	80.4	80.8	4.6

Costs and expenses
Research and development	21.1	20.4	8.5
Marketing and selling	38.5	36.6	10.7
General and administrative	11.1	10.5	10.2

Total	70.7	67.5	9.9

Income from operations	9.7	13.3	(22.7)

Interest expense and other	2.5	(1.9)	(240.6)
Income from investing activities	0.0	(0.2)	(100.0)

Income before provision for income taxes	12.2	11.2	14.7

Provision for income taxes	2.6	2.2	26.2

Net income	9.6%	9.0%	11.9%